UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 27, 2021
Date of Report (date of earliest event reported)

ANGION BIOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39990		11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

51 Charles Lindbergh Boulevard	Uniondale	New York	11553
(Address of Principal Executive Offices)			(Zip Code)
(415) 655-4899
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02 Termination of Material Definitive Agreement

On August 27, 2021, Angion Biomedica Corp. (“Angion”) received written notice from Sinovant Sciences HK Limited (“Sinovant”) that on November 25, 2021 Sinovant intends to terminate its exclusive license agreement with Angion dated August 22, 2018 (the “Agreement”), pursuant to which Sinovant is responsible for the clinical development and, if approved, commercialization of ANG-3777 for all indications within Greater China.

Specifically, Sinovant informed Angion that its decision to terminate the Agreement is in no way related to the clinical development or economic potential for ANG-3777 in Greater China but is entirely due to a change in Sinovant’s strategic direction. Based upon the terms of the Agreement, Sinovant must provide Angion ninety days written notice to Angion prior to termination. There are no fees, payments, or other financial remuneration due to either Angion or Sinovant resulting from the termination of the Agreement.

Angion is evaluating its strategic options to maximize the value of the clinical development and commercialization rights for ANG-3777 in Greater China, including engaging in ongoing discussions with potential partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGION BIOMEDICA CORP.

	By:	/s/ Jennifer J. Rhodes
Date: August 30, 2021		Jennifer J. Rhodes Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary